UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

CITIZENS, INC.
 (Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane Austin, Texas	78752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On July 13, 2009, Citizens, Inc. (“Citizens”) converted all of its outstanding Series A-1 and Series A-2 Convertible Preferred Stock into Class A Common Shares in accordance with the mandatory redemption provisions of its Preferred Shareholder Agreements dated on or about July 12, 2004 (the “Conversion”). At the time of the Conversion, three unaffiliated institutional investors held Convertible Preferred Stock positions. The total amount of Class A Common Shares issued as part of the Conversion was 1,676,905, inclusive of pro rata dividends due through the Conversion date. These shares are registered with the Securities and Exchange Commission for resale by the institutional investors. Upon Conversion, Citizens’ restrictions on debt, cash dividends and distributions were eliminated.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:  /s/ Rick D. Riley
        Rick D. Riley, Vice Chairman and President

Date: July 13, 2009

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